Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

On October 31, 2018 (the "Closing Date"), LendingTree, LLC ("Buyer"), a wholly-owned subsidiary of LendingTree, Inc. (the "Company"), acquired all of the membership interests of QuoteWizard.com LLC, a Delaware limited liability company (the "Acquisition"), which does business under the name QuoteWizard.com ("QuoteWizard"), pursuant to a Unit Purchase Agreement (the "Purchase Agreement") by and among Buyer, QuoteWizard, all of the members of QuoteWizard (collectively, the "Sellers"), and Scott Peyree, as the Securityholder Representative. QuoteWizard operates a leading online insurance marketplace offering a full suite of consumer acquisition solutions to top tier carriers and agents in the U.S.
The acquisition was funded through $174.5 million of cash on hand and by $125.0 million drawn on the Company's amended and restated revolving credit facility. Prior to the acquisition date, on October 26, 2018, the Company amended its revolving credit facility maturing on November 21, 2022 to increase its borrowing capacity by $100.0 million to $350.0 million.
Pursuant to the terms of the Security Holder Agreement, Buyer was required to make an upfront cash payment to Sellers of $300.0 million, subject to adjustments for working capital. As a result of these adjustments, Buyer paid $299.9 million of cash to Sellers for the membership interests of QuoteWizard as of the Closing Date. The final settlement for working capital of $0.4 million was received from the Sellers in the second quarter of 2019.
Additionally, Sellers are eligible to receive three earnout payments from Buyer based on certain defined operating results during the periods of November 1, 2018 through October 31, 2019, November 1, 2019 through October 31, 2020, and November 1, 2020 through October 31, 2021 (the "Earnout Payments"). The Sellers are eligible to receive up to $70.2 million in aggregate Earnout Payments which are payable in cash.
The Unaudited Pro Forma Condensed Combined Statement of Operations presented below (the “pro forma statement of operations”) for the year ended December 31, 2018 combine the historical results of operations of the Company and QuoteWizard giving effect to the Acquisition as if it had occurred on January 1, 2017. The Unaudited Pro Forma Condensed Combined Statement of Operations is referred to as the "Statement". The historical consolidated financial information has been adjusted in the Statement to give effect to pro forma events that are (1) directly attributable to the Acquisition (2) factually supportable and (3) are expected to have a continuing impact on the results of operations.
The accompanying Statement and related notes are being provided for illustrative purposes only in accordance with Article 11 of Regulation S-X and do not purport to represent what the actual consolidated results of operations of the Company would have been had the Acquisition occurred on the date assumed, nor are they necessarily indicative of the Company's future consolidated results of operations. An unaudited pro forma condensed combined balance sheet as of December 31, 2018 is not included in this Form 8-K as QuoteWizard is already included in the Company's consolidated balance sheet as of December 31, 2018.
As of the date of this filing, the Company has not completed its determination of the final allocation of the purchase price to the assets and liabilities of the acquisition. The final allocation of the purchase price is expected to be finalized in the third quarter of 2019. The Statement is based upon currently available information and estimates and assumptions that the Company's management believes are reasonable as of the date hereof. Any of the factors underlying these estimates and assumptions may change or prove to be materially different upon finalization of the Company's valuation procedures.
The Statement should be read in conjunction with:

•the accompanying notes to the Statement;

•	the Company's audited financial statements and related notes for the year ended December 31, 2018, contained within the Company's Annual Report on Form 10-K filed with the SEC on February 28, 2019;

•
the historical unaudited financial statements of QuoteWizard as of and for the nine months ended September 30, 2018, included as Exhibit 99.1 to the Company's Current Report on Form 8-K filed herewith.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2018

	LendingTree, Inc. Year ended December 31, 2018	QuoteWizard Nine months ended September 30, 2018 (Note 1)	QuoteWizard Month ended October 31, 2018	Pro Forma Adjustments (Note 3)		Pro Forma Combined
(in thousands, except per share amounts)
Revenue	$764,865	$119,109	$17,004	$—		$900,978
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	36,399	3,093	220	—		39,712
Selling and marketing expense	500,291	86,268	23,669	(11,814)	(a)	598,414
General and administrative expense	101,219	9,364	4,044	(8,516)	(a)(b)	106,111
Product development	26,958	4,547	2,830	(2,381)	(a)	31,954
Depreciation	7,385	558	71	(425)	(c)	7,589
Amortization of intangibles	23,468	436	48	17,954	(d)	41,906
Change in fair value of contingent consideration	10,788	—	—	—		10,788
Severance	2,352	8	—	—		2,360
Litigation settlements and contingencies	(186)	—	—	—		(186)
Total costs and expenses	708,674	104,274	30,882	(5,182)		838,648
Operating income	56,191	14,835	(13,878)	5,182		62,330
Other expense, net:
Interest expense, net	(12,437)	(402)	(70)	(3,538)	(e)	(16,447)
Other expense, net	(10)	—	—	—		(10)
Income before income taxes	43,744	14,433	(13,948)	1,644		45,873
Income tax benefit	65,575	—	—	(596)	(f)	64,979
Net income from continuing operations	109,319	14,433	(13,948)	1,048		110,852

Weighted average shares outstanding:
Basic	12,504					12,504
Diluted	14,097					14,097
Income per share from continuing operations:				0
Basic	$8.74					$8.87
Diluted	$7.75					$7.86

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(in thousands)

NOTE 1—BASIS OF PRESENTATION
The Statement was prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and pursuant to Article 11 of Regulation S-X, and present the pro forma statement of operations of the Company based upon historical information after giving effect to the Acquisition and the adjustments described in these footnotes. The Statement is presented as if the Acquisition had occurred on January 1, 2017.
The Statement has been derived from the historical consolidated financial statements of the Company for the year ended December 31, 2018 and the historical consolidated financial statements of QuoteWizard for the ten months ended October 31, 2018, which is unaudited financial information.
Certain financial statement line items included in QuoteWizard's historical presentation have been reclassified and condensed to conform to corresponding financial statement line items included in the Company's historical financial statement presentation. These include adjustments presented on a net basis for the following:

•	Cost of revenue reclassified from selling, general and administrative expenses;

•	Selling and marketing expense reclassified from cost of services, selling, general and administrative expenses and stock compensation for Quote Wizard EIP, LLC and shown separately;

•	General and administrative expense reclassified from selling, general and administrative expenses and stock compensation for Quote Wizard EIP, LLC and shown separately;

•	Product development expense reclassified from selling, general and administrative expenses and stock compensation for Quote Wizard EIP, LLC and shown separately; and

•	Depreciation, amortization and severance reclassified from selling, general and administrative expenses and shown separately.

	For the nine months ended September 30, 2018
	QuoteWizard historical presentation	Reclassifications	QuoteWizard proforma historical presentation
Cost of revenue	$12,347	$(9,254)	$3,093
Selling, general and administrative expenses	87,934	(87,934)	—
Selling and marketing expense	—	86,268	86,268
General and administrative expense	—	9,364	9,364
Product development	—	4,547	4,547
Stock compensation for Quote Wizard EIP, LLC	3,993	(3,993)	—
Depreciation	—	558	558
Amortization of intangibles	—	436	436
Severance	—	8	8
These reclassifications did not impact the historical earnings from continuing operations and had no impact on the historical net income of QuoteWizard.
NOTE 2—CONSIDERATION TRANSFERRED AND PRELIMINARY PURCHASE PRICE ALLOCATION
The accompanying Statement and related notes were prepared using the acquisition method of accounting, in accordance with ASC 805, Business Combinations ("ASC 805"), with the Company considered the acquirer of QuoteWizard. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at fair value based on various preliminary estimates.
The pro forma adjustments are preliminary and are based upon available information and certain assumptions which management believes are reasonable under the circumstances and which are described in the accompanying notes to the Statement. Actual results may differ materially from the assumptions utilized within the Statement. Management believes the fair values recognized for the assets to be acquired and liabilities to be assumed are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available and such changes could be material.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(in thousands)

The purchase price for the acquisition is $313.4 million comprised of an upfront cash payment of $299.9 million on October 31, 2018, $13.9 million for the estimated fair value of the Earnout Payments, and a $0.4 million post-closing receipt for working capital.

Net cash transferred	$299,455
Estimated fair value of the Earnout Payments	13,900
Fair value of consideration transferred	$313,355
The estimated fair value of the Earnout Payments is determined using an option pricing model for each of the earnout periods; November 1, 2018 through October 31, 2019, November 1, 2019 through October 31, 2020, and November 1, 2020 through October 31, 2021. For each of the earnout periods, the members of QuoteWizard are, generally, eligible to receive up to $23.4 million, or up to $70.2 million in aggregate Earnout Payments.
The estimated value of the Earnout Payments is based upon available information and certain assumptions, known at the acquisition date, which management believes are reasonable. Any differences in the actual Earnout Payments will be recorded in operating income (expense) in the consolidated statements of operations.
The preliminary allocation of purchase price to the assets acquired and liabilities assumed on the acquisition date of October 31, 2018 is as follows:

Current assets	$21,870
Property and equipment	1,509
Intangible assets with definite lives	120,400
Goodwill	183,036
Other noncurrent assets	29
Total assets acquired	326,844

Current liabilities	13,489
Fair value of consideration transferred	$313,355
This preliminary allocation is based on the information known to management as of the date of this report. The final allocation of the purchase price is expected to be finalized in the third quarter of 2019.
The final determination of the amounts allocated to the assets acquired and liabilities assumed in the Acquisition will be based on the fair value of the net assets acquired at the Acquisition date. A decrease in the fair value of assets acquired, or an increase in the fair value of liabilities assumed, from those preliminary valuations presented in these pro forma financial statements would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the Acquisition. In addition, if the value of the acquired assets is higher than the preliminary values above, it may result in higher amortization expense than is presented in these pro forma financial statements.
The goodwill represents the ability of the Company to earn a higher return on the collection of assets and business of QuoteWizard than if those assets and business were to be acquired and managed separately. The benefit of access to the workforce is an additional element of goodwill. For income tax purposes, the acquisition was an asset purchase and the goodwill will be tax deductible.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(in thousands)

NOTE 3—ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
The unaudited pro forma adjustments included in the Statement are as follows:

(a)
The adjustments reflect the removal of QuoteWizard's stock compensation expense that was accelerated during the ten months ended October 31, 2018 associated with grants outstanding and unvested at the time of the Acquisition:

Selling and marketing expense	11,814
General and administrative expense	2,650
Product development	2,381
$16,845

(b)
The adjustment reflects the removal of $4,827 in transaction expenses incurred during the year ended 2018 by the Company and $1,039 in transaction expenses incurred during the ten months ended October 31, 2018 by QuoteWizard, that are directly attributable to the Acquisition and will not have an ongoing impact on the Company.

(c)
The adjustment represents the change in depreciation expense for the ten months ended October 31, 2018 associated with the change in fair value of the property, plant and equipment recorded in relation to the Acquisition.

(d)The adjustment represents the change in amortization expense for the ten months ended October 31, 2018 associated with the change in fair value of the intangible assets recorded in relation to the Acquisition. The preliminary amortization of intangibles is as follows:

	Preliminary fair value	Estimated weighted average life	Amortization expense for the ten months ended October 31, 2018
Trademarks and tradenames	$7,800	5.0	$1,300
Technology	68,900	4.0	14,354
Content	1,000	3.0	278
Customer lists	42,700	14.7	2,506
Total	$120,400		$18,438
Less: QuoteWizard historical amortization expense			$(484)
Pro forma adjustments			$17,954
The estimated fair value of amortizable intangible assets is expected to be amortized on a straight-line basis over the estimated useful lives, which represent the periods over which the assets are expected to provide material economic benefit. With other assumptions held constant, a 10% increase in the fair value adjustment for amortizable intangible assets would increase annual pro forma amortization expense by $2,213.

(e)
The adjustment reflects a $477 elimination of interest expense associated with QuoteWizard's revolving credit facility and notes payable to members that were not assumed with the Acquisition, as well as a $4,015 estimate of interest expense associated with debt issued to finance the Acquisition and related deferred financing costs. A 1/8% variance in interest rates would impact annual interest expense by $156.

(f)
The adjustment reflects the tax effects of the results of operations of QuoteWizard and the preliminary pro forma adjustments made to the pro forma statements of operations using the Company's statutory blended tax rate of 27.99%. QuoteWizard did not pay taxes at the entity level as it is a limited liability corporation classified as a partnership for tax purposes.